UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 2, 2016

Date of Report (Date of earliest event reported)

RUBY TUESDAY, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-12454	63-0475239
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Promotion of Sue Briley

On June 2, 2016, Sue Briley (age 53) was appointed Interim Chief Financial Officer of Ruby Tuesday, Inc. (the “Company”). Ms. Briley has over 20 years of finance and restaurant industry experience. She joined the Company in July 2014 as Vice President of Finance. Prior to joining the Company, she was the sole proprietor of Symmetry Financial Consulting from July 2013 to July 2014, Director of Financial Planning and Analysis at Margaritaville Enterprises from November 2012 to July 2013 and, prior to that, held a variety of progressively responsible positions in finance, accounting and treasury at Darden Restaurants. Ms. Briley earned a Bachelor of Science degree with a major in Finance at Florida Southern College and an Executive MBA from Strayer University.

In connection with her appointment as Interim Chief Financial Officer, Ms. Briley’s annual base salary will be $225,000.00.  In addition, Ms. Briley will be eligible for annual cash incentive compensation with a target value of 30% of her annual base salary and will be eligible to receive long-term incentive compensation with a grant date target value of $70,000.00, subject to approval of the Company’s Board of Directors.

Additional information about Ms. Briley and her appointment is included in the Company’s press release issued on June 6, 2016, which is attached as exhibit 99.1 to the Company’s Current Report on Form 8-K filed on June 6, 2016, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2016

RUBY TUESDAY INC.

By:	/s/ James J. Buettgen
James J. Buettgen
Chairman, President, and Chief Executive Officer